BroadVision Contact:

Pehong Chen

Investor Relations

(650) 331-1000

Ir1@broadvision.com

BroadVision Announces Second Quarter 2019 Results

REDWOOD CITY, CA — August 15, 2019 — BroadVision, Inc. (Nasdaq: BVSN), a leading provider of e-business and engagement management solutions, today reported financial results for its second quarter ended June 30, 2019. This was the second quarter for which BroadVision’s balance sheet and results of operations reported under U.S. Generally Accepted Accounting Principles (“GAAP”) included the balance sheet and results of operations of its subsidiary, Vmoso, Inc. (“VMSO”), which is consolidated with BroadVision for GAAP purposes. BroadVision completed the financing of and transfer of its Vmoso and Clearvale platforms to VMSO in the first quarter of 2019 (collectively, the “VMSO transactions”). Revenues for the second quarter were $0.9 million, of which $0.2 million related to VMSO, compared with revenues of $1.1 million for the first quarter ended March 31, 2019, of which $0.2 million related to VMSO, and $1.2 million for the comparable quarter of 2018, which was prior to the completion of the VMSO transactions.

License revenue for the second quarter of 2019 was $0.5 million, of which $0.2 million was related to VMSO, compared with revenues of $0.6 million for the first quarter ended March 31, 2019, of which $0.2 million was related to VMSO, and $0.6 million for the comparable quarter of 2018, which was prior to the completion of the VMSO transactions. The majority of the second quarter license revenue was generated from the Company's BroadVision® Business Agility Suite™, Commerce Agility Suite™, QuickSilver™, and Clearvale® solutions. Revenue during the quarter was generated from sales to both new and existing customers.

In the second quarter of 2019, BroadVision posted net loss attributable to BroadVision on a GAAP basis of $0.3 million, or $0.06 per basic and diluted share, as compared with GAAP net loss of $0.3 million, or $0.06 per basic and diluted share, for the first quarter of 2019 and GAAP net loss of $2.2 million, or $0.43 per basic and diluted share, for the comparable quarter of 2018.

As of June 30, 2019, the Company had $4.6 million of cash and cash equivalents, including $2.1 million related to VMSO, compared to a combined balance of $2.6 million as of December 31, 2018, which was prior to the completion of the VMSO transactions.

"For the first time this quarter we are including separate figures for our VMSO subsidiary within our reported results. These figures show that VMSO continued to require investment levels expected for a startup, while the core BroadVision business continued to generate revenues," said Dr. Pehong Chen, President, CEO and Interim CFO of BroadVision.

About BroadVision

Driving innovation since 1993, BroadVision (Nasdaq: BVSN) provides e-business solutions that enable the enterprise and its employees, partners, and customers to stay actively engaged, socially connected, and universally organized to achieve greater business results.  BroadVision® solutions—including Vmoso for virtual, mobile, and social business collaboration, and Clearvale for enterprise social networking, both of which are now owned and being developed by BroadVision’s consolidated subsidiary, VMSO—are available globally in the cloud via the Web and mobile applications. Visit www.BroadVision.com for more details.

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BroadVision, Business Agility Suite, Commerce Agility Suite, QuickSilver, and Clearvale are trademarks or registered trademarks of BroadVision, Inc. or VMSO in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future, including statements regarding BroadVision’s ability to enhance customers’ businesses and BroadVision’s ability to serve its markets and customers better following the VMSO transactions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include without limitation uncertainty regarding market acceptance of BroadVision’s and VMSO’s products and services, VMSO’s ability to sell Vmoso to its existing customers and new customers, BroadVision’s ability to provide reliable, scalable and cost-efficient Cloud-based offerings, BroadVision’s ability to effectively compete in its intensely competitive market and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences, and the other risks set forth in BroadVision’s most recent quarterly report on Form 10-Q, and subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements except as required by law. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2019	2018
ASSETS	(unaudited)
Current assets:
Cash, cash equivalents and short-term investments	$4,620	$2,574
Other current assets	706	1,168
Total current assets	5,326	3,742
Other non-current assets	184	111
Total assets	$5,510	$3,853
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$2,236	$1,889
Other non-current liabilities	587	563
Total liabilities	2,823	2,452
Total stockholders’ equity before noncontrolling interest	864	1,401
Noncontrolling interest	1,823	—
Total stockholders' equity	2,687	1,401
Total liabilities and stockholders' equity	$5,510	$3,853

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Software licenses	$516	$619	$1,089	$1,544
Services	415	624	910	1,302
Total revenues	931	1,243	1,999	2,846
Cost of revenues:
Cost of software revenues	1	44	2	77
Cost of services	251	487	523	1,037
Total cost of revenues	252	531	525	1,114
Gross profit	679	712	1,474	1,732
Operating expenses:
Research and development	675	1,297	1,336	2,700
Sales and marketing	293	464	595	1,030
General and administrative	705	796	1,315	1,537
Total operating expenses	1,673	2,557	3,246	5,267
Operating loss	(994)	(1,845)	(1,772)	(3,535)
Interest income, net	12	20	22	36
Other income (loss), net	107	(334)	15	(151)
Loss before income taxes	(875)	(2,159)	(1,735)	(3,650)
Income tax expense	(12)	(1)	(16)	(2)
Net loss	(887)	(2,160)	(1,751)	(3,652)
Net loss attributable to noncontrolling interest	(602)	—	(1,177)	—
Net loss attributable to BroadVision	$(285)	$(2,160)	$(574)	$(3,652)

Net loss per share, basic and diluted:
Basic and diluted net loss per share	$(0.06)	$(0.43)	$(0.11)	$(0.73)
Shares used in computing:
Weighted average shares, basic and diluted	5,018	4,997	5,010	4,996

VMOSO, INC.

Financial Position (in thousands):

		June 30, 2019
Current assets		$2,109
Total assets		2,109
Current liabilities		$874
Total liabilities		874
Stockholders' equity attributed to BroadVision		(588)
Stockholders’ equity attributed to non-controlling interest		$1,823
Total Liabilities and Stockholders' Equity		$2,109

Results of Operations (in thousands):

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2019	2019
Revenues	$239	$410
Cost of revenues	187	365
Gross profit	52	45
Operating expenses	944	1,804
Operating loss	(892)	(1,759)
Interest income	9	14
Other income (expense)	(20)	(20)
Net loss attributed to BroadVision	(301)	(588)
Net loss attributed to non-controlling interest	$(602)	$(1,177)